Exhibit 99.1

For Immediate Release

3M Reports Fourth-Quarter 2017 Results; Raises 2018 Earnings Outlook

Board Approves 16 Percent Increase in First-Quarter 2018 Dividend

Fourth-Quarter Highlights:

•                  Sales of $8.0 billion, up 9.0 percent year-on-year

•                  Organic local-currency sales growth of 6.0 percent; growth in all business groups and all geographic areas

•                  GAAP EPS of $0.85, down 55 percent year-on-year; excluding net impact of Tax Cuts and Jobs Act (TCJA), EPS of $2.10, up 11.7 percent

•                  Contributed $600 million to U.S. pension plan

•                  Returned $1.2 billion to shareholders via dividends and gross share repurchases

Full-Year Highlights:

•                  Sales of $31.7 billion, up 5.1 percent year-on-year

•                  Organic local-currency sales growth of 5.2 percent; growth in all business groups and all geographic areas

•                  GAAP EPS of $7.93, down 2.8 percent year-on-year; excluding net impact of TCJA, EPS of $9.17, up 12.4 percent

•                  Operating cash flow of $6.2 billion contributed to free cash flow conversion of 100 percent

•                  Returned $4.9 billion to shareholders via dividends and gross share repurchases

•                  Raised 2018 full-year earnings outlook: GAAP EPS of $10.20 to $10.70 versus $9.60 to $10.00 previously

ST. PAUL, Minn. — Jan. 25, 2018 - 3M (NYSE: MMM) today reported fourth-quarter and full-year 2017 results.

“3M’s fourth quarter was marked by record sales, expanded margins and robust organic growth across all business groups and geographic areas,” said Inge G. Thulin, 3M chairman, president and chief executive officer. “Our team’s performance capped a successful year for our enterprise. For 2017, we posted organic growth of 5 percent, along with healthy earnings, cash flow and return on invested capital.

“Over the last several years, we have accelerated investments in the business — including stepping up research and development and our commercialization efforts — which is evident in our strong results,” Thulin continued. “Going into 2018, we will increase investments further, and are positioned to continue generating premium value for our customers and premium returns for our shareholders.”

Fourth-Quarter Results

Fourth-quarter GAAP earnings were $0.85 per share, a decrease of 55 percent versus the fourth quarter of 2016. The Tax Cuts and Jobs Act (TCJA), signed into law in the fourth quarter, resulted in a net tax expense in the quarter of $762 million, or $1.25 per share. Excluding this expense, earnings were $2.10 per share, an increase of 11.7 percent year-on-year, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

Sales were up 9.0 percent to $8.0 billion. Organic local-currency sales increased 6.0 percent while acquisitions, net of divestitures, increased sales by 0.3 percent. Foreign currency translation increased sales by 2.7 percent year-on-year. Fourth-quarter operating income was $1.8 billion and operating income margin was 22.8 percent.

The company’s operating cash flow was $1.9 billion, contributing to conversion of 268 percent of net income to free cash flow, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section. This result included a $600 million contribution to the company’s U.S. defined benefit pension plan in the fourth quarter following the signing of the TCJA. The net impact of the TCJA and pension contribution positively impacted free cash flow conversion by 112 percentage points.

3M paid $699 million in cash dividends to shareholders and repurchased $504 million of its own shares during the quarter.

Total sales grew 15.0 percent in Safety and Graphics, 12.5 percent in Electronics and Energy, 7.3 percent in Consumer, 6.9 percent in Industrial, and 6.0 percent in Health Care. Organic local-currency sales increased 11.0 percent in Electronics and Energy, 10.7 percent in Safety and Graphics, 5.4 percent in Consumer, 3.9 percent in Industrial, and 3.1 percent in Health Care.

On a geographic basis, total sales grew 17.1 percent in EMEA (Europe, Middle East and Africa), 14.4 percent in Asia Pacific, 4.0 percent in Latin America/Canada, and 3.0 percent in the U.S. Organic local-currency sales increased 11.9 percent in Asia Pacific, 6.8 percent in EMEA, 2.8 percent in the U.S., and 2.5 percent in Latin America/Canada.

Fourth-Quarter Business Group Discussion

Industrial

•                  Sales of $2.7 billion, up 6.9 percent in U.S. dollars. Organic local-currency sales increased 3.9 percent, foreign currency translation increased sales by 3.0 percent.

•                  On an organic local-currency basis:

•                  Sales grew in abrasives, automotive and aerospace solutions, industrial adhesives and tapes, automotive aftermarket, and separation and purification; sales declined in advanced materials.

•                  Sales grew in all geographic areas led by Asia Pacific, EMEA, and Latin America/Canada.

•                  Operating income was $527 million, a decrease of 5.5 percent year-on-year; operating margin of 19.4 percent.

Safety and Graphics

•                  Sales of $1.5 billion, up 15.0 percent in U.S. dollars. Organic local-currency sales increased 10.7 percent, foreign currency translation increased sales by 3.2 percent and acquisitions, net of divestitures, increased sales by 1.1 percent.

•                  On an organic local-currency basis:

•                  Sales increased in all businesses, led by personal safety, roofing granules, and transportation safety.

•                  Sales grew in all geographic areas led by Asia Pacific, EMEA, and the U.S.

•                  Operating income was $406 million, up 50.0 percent year-on-year, including a divesture gain of $95 million; operating margin of 26.3 percent.

Health Care

•                  Sales of $1.5 billion, up 6.0 percent in U.S. dollars. Organic local-currency sales increased 3.1 percent, foreign currency translation increased sales by 2.8 percent and acquisitions increased sales by 0.1 percent.

•                  On an organic local-currency basis:

•                  Sales grew in food safety, health information systems, medical consumables, and oral care; drug delivery systems declined.

•                  Sales grew in all geographic areas led by Asia Pacific, Latin America/Canada, and EMEA.

•                  Operating income was $464 million, an increase of 12.3 percent year-on-year; operating margin of 31.5 percent.

Electronics and Energy

•                  Sales of $1.3 billion, up 12.5 percent in U.S. dollars. Organic local-currency sales increased 11.0 percent, foreign currency translation increased sales by 1.8 percent and divestitures decreased sales by 0.3 percent.

•                  On an organic local-currency basis:

•                  Electronics-related sales were up 14 percent with growth in both electronics materials solutions, and display materials and systems; energy-related sales increased 4 percent.

•                  Sales grew in Asia Pacific, the U.S., and EMEA; Latin America/Canada declined.

•                  Operating income was $334 million, an increase of 2.6 percent year-on-year; operating margin of 25.2 percent.

Consumer

•                  Sales of $1.2 billion, up 7.3 percent in U.S. dollars. Organic local-currency sales increased 5.4 percent and foreign currency translation increased sales by 1.9 percent.

•                  On an organic local-currency basis:

•                  Sales grew in consumer health care, home improvement, and stationery and office, while sales in home care were flat.

•                  Sales grew in all geographic areas led by EMEA, Asia Pacific, and Latin America/Canada.

•                  Operating income was $269 million, up 17.6 percent year-on-year; operating margin of 22.9 percent.

Full-Year 2017 Results

Full-year 2017 GAAP earnings were $7.93 per share, a decrease of 2.8 percent. Excluding the net impact of TCJA, earnings were $9.17 per share, an increase of 12.4 percent versus a year ago, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

Sales increased 5.1 percent to $31.7 billion and organic local-currency sales increased 5.2 percent. The combination of acquisitions and divestitures decreased sales 0.6 percent. Foreign currency translation increased sales 0.5 percent. Full-year operating income margins were 24.7 percent, up 70 basis points versus 2016.

The company’s operating cash flow was $6.2 billion, contributing to conversion of 100 percent of net income to free cash flow for the year. In addition, 3M generated 21 percent return on invested capital.  Refer to the “Supplemental Financial Information Non-GAAP Measures” section. The net impact of the TCJA and the fourth-quarter pension contribution added 3 percentage points to full-year free cash flow conversion while reducing return on invested capital by 3 percentage points.

For the full year, 3M paid $2.8 billion in cash dividends to shareholders and repurchased $2.1 billion of its own shares.

2018 Updated Outlook

The company now expects 2018 earnings to be in the range of $10.20 to $10.70 per share versus the prior expectation of $9.60 to $10.00. The company also anticipates its full-year tax rate will be 20.0 to 22.0 percent, versus a prior range of 26.0 to 27.0 percent. 3M affirmed its organic local-currency sales growth expectations of 3 to 5 percent and free cash flow conversion of 90 to 100 percent, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

First-Quarter 2018 Dividend

3M’s board of directors declared a dividend of $1.36, an increase of 16 percent, for the first quarter of 2018. 3M has paid dividends without interruption for more than 100 years and 2018 marks the 60th consecutive year of annual increases.

3M will conduct an investor teleconference at 9:00 a.m. EST (8:00 a.m. CST) today. Investors can access this conference via the following:

•               Live webcast at http://investors.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21859771). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on Feb. 1, 2018.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales	$7,990	$7,329	$31,657	$30,109

Operating expenses
Cost of sales	4,080	3,716	16,001	15,040
Selling, general and administrative expenses	1,742	1,598	6,572	6,222
Research, development and related expenses	443	421	1,850	1,735
Gain on sale of businesses	(96)	(71)	(586)	(111)

Total operating expenses	6,169	5,664	23,837	22,886

Operating income	1,821	1,665	7,820	7,223

Other expense (income), net	149	55	272	170

Income before income taxes	1,672	1,610	7,548	7,053

Provision for income taxes	1,147	454	2,679	1,995

Net income including noncontrolling interest	$525	$1,156	$4,869	$5,058

Less: Net income attributable to noncontrolling interest	2	1	11	8

Net income attributable to 3M	$523	$1,155	$4,858	$5,050

Weighted average 3M common shares outstanding — basic	596.5	600.2	597.5	604.7
Earnings per share attributable to 3M common shareholders — basic	$0.88	$1.93	$8.13	$8.35

Weighted average 3M common shares outstanding — diluted	613.4	613.8	612.7	618.7
Earnings per share attributable to 3M common shareholders — diluted	$0.85	$1.88	$7.93	$8.16

Cash dividends paid per 3M common share	$1.175	$1.11	$4.70	$4.44

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$3,053	$2,398
Marketable securities — current	1,076	280
Accounts receivable — net	4,911	4,392
Inventories	4,034	3,385
Prepaids	937	821
Other current assets	266	450
Total current assets	14,277	11,726
Property, plant and equipment — net	8,866	8,516
Goodwill and intangible assets — net	13,449	11,486
Other assets	1,395	1,178
Total assets	$37,987	$32,906

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,853	$972
Accounts payable	1,945	1,798
Accrued payroll	870	678
Accrued income taxes	310	299
Other current liabilities	2,709	2,472
Total current liabilities	7,687	6,219
Long-term debt	12,096	10,678
Other liabilities	6,582	5,666
Total liabilities	$26,365	$22,563

Total equity	$11,622	$10,343
Shares outstanding
December 31, 2017: 594,884,237 shares
December 31, 2016: 596,726,278 shares
Total liabilities and equity	$37,987	$32,906

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Year ended
	December 31,
	2017	2016
NET CASH PROVIDED BY OPERATING ACTIVITIES	$6,240	$6,662

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,373)	(1,420)
Acquisitions, net of cash acquired	(2,023)	(16)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(798)	(163)
Proceeds from sale of businesses, net of cash sold	1,065	142
Other investing activities	43	54

NET CASH USED IN INVESTING ACTIVITIES	(3,086)	(1,403)

Cash flows from financing activities:
Change in debt	1,603	1,043
Purchases of treasury stock	(2,068)	(3,753)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	734	804
Dividends paid to shareholders	(2,803)	(2,678)
Other financing activities	(121)	(42)

NET CASH USED IN FINANCING ACTIVITIES	(2,655)	(4,626)

Effect of exchange rate changes on cash and cash equivalents	156	(33)

Net increase (decrease) in cash and cash equivalents	655	600
Cash and cash equivalents at beginning of year	2,398	1,798

Cash and cash equivalents at end of period	$3,053	$2,398

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Dollars in millions, except full-year 2018 forecast)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Major GAAP Cash Flow Categories	2017	2016	2017	2016

Net cash provided by operating activities	$1,860	$2,209	$6,240	$6,662
Net cash used in investing activities	(2,732)	(230)	(3,086)	(1,403)
Net cash provided by (used in) financing activities	1,044	(1,846)	(2,655)	(4,626)

Free Cash Flow (non-GAAP measure)					Full-Year 2018 Forecast (Billions)

Net cash provided by operating activities	$1,860	$2,209	$6,240	$6,662	$6.9 to $7.6
Purchases of property, plant and equipment	(459)	(436)	(1,373)	(1,420)	$1.5 to $1.8
Free cash flow (a)	1,401	1,773	4,867	5,242	$5.1 to $6.1

Net income attributable to 3M	$523	$1,155	$4,858	$5,050	$5.8 to $6.1
Free cash flow conversion (a)	268%	154%	100%	104%	90% to 100%

(a)                                 Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	December 31,	December 31,
Net Debt (non-GAAP measure)	2017	2016

Total debt	$13,949	$11,650
Less: Cash, cash equivalents and marketable securities	4,156	2,695

Net debt (b)	$9,793	$8,955

(b)                                 Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES — (CONTINUED)

(Dollars in millions)

(Unaudited)

	Twelve months ended December 31,
Return on Invested Capital (non-GAAP measure)	2017	2016

Net income including non-controlling interest	$4,869	$5,058
Interest expense (after-tax) (1)	208	143
Adjusted net income (Return)	$5,077	$5,201

Average shareholders’ equity (including non-controlling interest) (2)	$11,627	$11,316
Average short-term and long-term debt (3)	12,156	11,725
Average invested capital	$23,783	$23,041

Return on invested capital (non-GAAP measure) (c)	21.3%	22.6%

(1) Effective income tax rate used for interest expense	35.5%	28.3%

(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$11,040	$11,495
June 30	11,644	11,658
September 30	12,202	11,769
December 31	11,622	10,343
Average total equity	$11,627	$11,316

(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$11,711	$11,139
June 30	11,301	11,749
September 30	11,663	12,361
December 31	13,949	11,650
Average short-term and long-term debt	$12,156	$11,725

(c)                                  Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines ROIC as adjusted net income (net income including non-controlling interest plus after-tax interest expense) divided by average invested capital (equity plus debt). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES — (CONTINUED)

(Dollars in millions, except per share amounts)

(Unaudited)

	Three months ended December 31, 2017
	Q4 2016	Q4 2017
Adjusted income, earnings per share, & effective tax rate (non-GAAP measures)	Reported GAAP Measure	Reported GAAP Measure	Adjustment for TCJA	Adjusted Non-GAAP Measure(d)

Operating income	$1,665	$1,821	$—	$1,821
Income before taxes	$1,610	$1,672	$—	$1,672
Provision for income taxes	$454	$1,147	$(762)	$385
Effective tax rate	28.2%	68.6%		23.0%

Net income attributable to 3M	$1,155	$523	$762	$1,285
Earnings per diluted share	$1.88	$0.85	$1.25	$2.10
Earnings per diluted share percent change		(54.8)%		11.7%

	Year ended December 31, 2017
	Year End 2016	Year End 2017
Adjusted income, earnings per share, & effective tax rate (non-GAAP measures)	Reported GAAP Measure	Reported GAAP Measure	Adjustment for TCJA	Adjusted Non-GAAP Measure(d)

Operating income	$7,223	$7,820	$—	$7,820
Income before taxes	$7,053	$7,548	$—	$7,548
Provision for income taxes	$1,995	$2,679	$(762)	$1,917
Effective tax rate	28.3%	35.5%		25.4%

Net income attributable to 3M	$5,050	$4,858	$762	$5,620
Earnings per diluted share	$8.16	$7.93	$1.24	$9.17
Earnings per diluted share percent change		(2.8)%		12.4%

(d)                                 During the fourth quarter of 2017, 3M recorded a net tax expense of $762 million related to the enactment of the Tax Cuts and Jobs Act (TCJA). The expense is primarily related to the TCJA’s transition tax on previously unremitted earnings of non-U.S. subsidiaries and is net of remeasurement of 3M’s deferred tax assets and liabilities considering the TCJA’s newly enacted tax rates and certain other impacts. This provisional amount is subject to adjustment during the measurement period of up to one year following the December 2017 enactment of the TCJA, as provided by recent SEC guidance. In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the net impact of enactment of the TCJA. This item represents a significant charge that impacted the Company’s financial results. Income, earnings per share, and the effective tax rate are all measures for which 3M provides the reported GAAP measure and an adjusted measure. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for this item is meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of this item may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (e)

(Unaudited)

Sales Change Analysis

By Geographic Area

	Three months ended December 31, 2017
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide
Volume — organic	3.1%	12.0%	5.4%	1.2%	5.8%
Price	(0.3)	(0.1)	1.4	1.3	0.2
Organic local-currency sales	2.8	11.9	6.8	2.5	6.0
Acquisitions	2.2	0.7	3.2	0.7	1.8
Divestitures	(2.0)	(0.7)	(1.7)	(1.5)	(1.5)
Translation	—	2.5	8.8	2.3	2.7
Total sales change	3.0%	14.4%	17.1%	4.0%	9.0%

Worldwide

Sales Change Analysis

By Business Segment

	Three months ended December 31, 2017
	Organic
	local-				Total
	currency				sales
	sales	Acquisitions	Divestitures	Translation	change
Industrial	3.9%	—%	—%	3.0%	6.9%
Safety and Graphics	10.7	10.2	(9.1)	3.2	15.0
Health Care	3.1	0.1	—	2.8	6.0
Electronics and Energy	11.0	—	(0.3)	1.8	12.5
Consumer	5.4	—	—	1.9	7.3
Total Company	6.0%	1.8%	(1.5)%	2.7%	9.0%

Sales Change Analysis

By Geographic Area

	Year ended December 31, 2017
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide
Volume — organic	2.8%	11.5%	2.5%	2.5%	5.2%
Price	(0.3)	(0.3)	0.7	1.1	—
Organic local-currency sales	2.5	11.2	3.2	3.6	5.2
Acquisitions	0.5	0.2	0.7	0.2	0.4
Divestitures	(1.5)	(0.4)	(0.8)	(1.4)	(1.0)
Translation	—	(0.1)	1.7	2.2	0.5
Total sales change	1.5%	10.9%	4.8%	4.6%	5.1%

Worldwide Sales Change

By Business Segment

	Year ended December 31, 2017
	Organic local-				Total sales
	currency sales	Acquisitions	Divestitures	Translation	change

Industrial	4.9%	—%	(0.5)%	0.5%	4.9%
Safety and Graphics	6.1	2.2	(4.3)	0.5	4.5
Health Care	3.9	—	—	0.5	4.4
Electronics and Energy	11.0	—	(0.2)	0.3	11.1
Consumer	1.7	—	—	0.6	2.3
Total Company	5.2%	0.4%	(1.0)%	0.5%	5.1%

(e)                                  Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts), plus selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2017, as part of 3M’s continuing effort to improve the alignment of its businesses around markets and customers the Company made the following changes:

1.              Integrated the former Renewable Energy Division into existing divisions;

2.              Combined two divisions to form the Automotive and Aerospace Solutions Division; and

3.              Consolidated U.S. customer account activity - impacting dual credit reporting

Integration of former Renewable Energy Division

•                  The (i) solar and wind and (ii) energy product lines (along with certain technology previously included in Corporate and Unallocated) of the former Renewable Energy Division (RED) were integrated into the existing Electrical Markets Division and Electronics Materials Solutions Division, respectively, within the Electronics and Energy business segment. In addition, the former RED’s window film products were moved into the Commercial Solutions Division within the Safety and Graphics business segment. This change resulted in a decrease in previously reported net sales and operating income for total year 2016 of $203 million and $38 million, respectively, in the Electronics and Energy segment. These decreases were offset by a $207 million and $29 million increase in previously reported total year 2016 net sales and operating income, respectively, in the Safety and Graphics business segment, and a $4 million decrease and $9 million increase in previously reported net sales and operating income, respectively, in Corporate and Unallocated.

Creation of Automotive and Aerospace Solutions Division

•                  The former Automotive Division and Aerospace and Commercial Transportation Division (both within the Industrial business segment) were combined to create the Automotive and Aerospace Solutions Division. Because this realignment was within the Industrial business segment, it had no impact on business segment reporting.

Consolidation of U.S. customer account activity - impacting dual credit reporting

•                  The Company consolidated its customer account activity in the U.S. into more centralized sales districts to better serve customers. As discussed further below, 3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. This dual credit is based on which business segment provides customer account activity (“sales district”) with respect to a particular product sold in the U.S. Previously, a customer in the U.S. may have been aligned to several sales districts associated with multiple divisions or segments based on the individual products the customer purchased across 3M’s portfolio. The alignment of U.S. customer accounts to fewer, more focused sales districts therefore changed the attribution of dual credit across 3M’s business segments. As a result, previously reported aggregate business segment net sales and operating income for total year 2016 increased $163 million and $36 million, respectively, offset by similar increases in the elimination of dual credit net sales and operating income amounts.

The financial information presented herein reflects the impact of the preceding business segment reporting changes for all periods presented. Refer to 3M’s Current Report on Form 8-K furnished on March 9, 2017, for additional supplemental unaudited historical business segment net sales and operating income information. In addition, these business segment changes were reflected in 3M’s Current Report on Form 8-K dated May 4, 2017, (which updated 3M’s 2016 Annual Report on Form 10-K) and 3M’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017, and Sept. 30, 2017.

BUSINESS SEGMENT INFORMATION	Three months ended		Year ended
NET SALES	December 31,		December 31,
(Millions)	2017	2016	2017	2016
Industrial	$2,718	$2,543	$10,911	$10,399
Safety and Graphics	1,545	1,343	6,148	5,881
Health Care	1,474	1,390	5,813	5,566
Electronics and Energy	1,321	1,175	5,159	4,643
Consumer	1,174	1,094	4,589	4,484
Corporate and Unallocated	(4)	2	1	7
Elimination of Dual Credit	(238)	(218)	(964)	(871)
Total Company	$7,990	$7,329	$31,657	$30,109

BUSINESS SEGMENT INFORMATION	Three months ended		Year ended
OPERATING INCOME	December 31,		December 31,
(Millions)	2017	2016	2017	2016
Industrial	$527	$558	$2,289	$2,395
Safety and Graphics	406	271	2,067	1,423
Health Care	464	413	1,781	1,763
Electronics and Energy	334	325	1,254	1,041
Consumer	269	229	993	1,065
Corporate and Unallocated	(127)	(83)	(352)	(272)
Elimination of Dual Credit	(52)	(48)	(212)	(192)
Total Company	$1,821	$1,665	$7,820	$7,223

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 91,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Contacts

3M

Investor Contacts:

Bruce Jermeland, 651-733-1807

or

Tony Riter, 651-733-1141

or

Media Contact:

Lori Anderson, 651-733-0831